Exhibit 99.1
LegalZoom Reports Strong Fourth Quarter and Full Year 2025 Financial Results

Q4 2025 revenue and Adjusted EBITDA exceeds outlook

Introduces strong 2026 guidance

Announces $100 million increase to share repurchase authorization
•Full-year revenue of $756.0 million up 11% year-over-year, reflecting emphasis on subscription initiatives and contributions from the Formation Nation acquisition
•Full-year subscription revenue of $492.5 million up 13% year-over-year, driven by focus on higher-value customers and differentiated human-in-the-loop service offerings
•Full-year net income of $15.4 million and net income margin of 2%
•Full-year Adjusted EBITDA of $172.2 million and Adjusted EBITDA margin of 23%
•Record full-year operating cash flow of $178.2 million, up 31% year-over-year, and record free cash flow of $147.9 million, up 48% year-over-year
•$203.1 million of cash and cash equivalents and no debt outstanding as of December 31, 2025

MOUNTAIN VIEW, California – February 19, 2026 – LegalZoom.com, Inc. (Nasdaq: LZ), a leading online platform for legal services, today announced results for its fourth quarter and year ended December 31, 2025.
“LegalZoom is built for where the market is going. AI is transforming how legal work starts, which is opening up new markets. We are winning by delivering customers to the finish line with trust, judgment, and execution," said Jeff Stibel, Chairman and Chief Executive Officer of LegalZoom. "Our strategy is simple: lead in automation and win the last mile with human-in-the-loop expertise. By serving both new entrepreneurs and established businesses, and supporting them across their full lifecycle, we are expanding our role from a point solution to a long-term partner. We believe this evolution will strengthen our competitive position, deepen customer relationships, and position LegalZoom for sustained growth in the years ahead.”

Noel Watson, LegalZoom’s Chief Operating Officer and Chief Financial Officer, added, “We delivered strong results in 2025 with continued subscription momentum, expanding margins, and record free cash flow generation. Building on that performance, we are guiding to approximately 8% revenue growth at the midpoint in 2026 reflecting solid organic growth and continued Adjusted EBITDA expansion from disciplined execution and a focus on higher-value services, all of which we believe will accelerate in future years. Underscoring our confidence in the business and our commitment to shareholder returns, our Board has approved a $100 million increase to our existing share repurchase authorization.”

Fourth Quarter 2025 Highlights

•Revenue was $190.3 million for the quarter, up 18% year-over-year.
◦Transaction revenue was $59.3 million for the quarter, compared to $53.0 million in the same period in 2024, up 12% year-over-year.
◦Subscription revenue was $130.9 million for the quarter, compared to $108.7 million in the same period in 2024, up 20% year-over-year.
•Gross margin was 68% for the quarter compared to 67% in the same period in 2024.
•Net income was $6.1 million for the quarter, or 3% of revenue, compared to $12.9 million, or 8% of revenue, in the same period in 2024.
•Adjusted EBITDA was $49.9 million for the quarter, or 26% of revenue, compared to $44.2 million, or 27% of revenue, in the same period in 2024.
•Non-GAAP net income was $31.1 million for the quarter compared to $32.6 million in the same period in 2024.
•Cash and cash equivalents were $203.1 million as of December 31, 2025 compared to $142.1 million as of December 31, 2024.

•Cash flows provided by operating activities were $34.1 million for the quarter ended December 31, 2025 compared to $42.6 million in the same period in 2024.
•Free cash flow was $28.0 million for the quarter ended December 31, 2025 compared to $35.9 million in the same period in 2024.
•Basic and diluted net income per share was $0.03 for the quarter compared to a basic and diluted net income per share of $0.07 for the same period in 2024. Basic and diluted Non-GAAP net income per share was $0.18 and $0.17, respectively, for the quarter in 2025 compared to basic and diluted Non-GAAP net income per share of $0.19 for the same period in 2024.
Key Business Metrics and Non-GAAP Financial Measures
(Unaudited, in thousands except AOV, ARPU and percentages)

	Three Months Ended		% Growth	Year Ended		% Growth
	December 31,		(Decline)	December 31,		(Decline)
	2025	2024	YOY	2025	2024	YOY
Total revenue	$190,266	$161,706	18%	$756,043	$681,881	11%
Transaction revenue	$59,319	$52,959	12%	$263,582	$245,692	7%
Subscription revenue	$130,947	$108,747	20%	$492,461	$436,189	13%
Gross Profit	$128,535	$108,321	19%	498,083	441,788	13%
Gross Margin	68%	67%	1%	66%	65%	2%
Net Income	$6,058	$12,854	(53)%	$15,427	$29,963	(49)%
Net income margin	3%	8%	(63)%	2%	4%	(50)%
Net Income per share — basic:	$0.03	$0.07	(57)%	$0.09	$0.17	(47)%
Net Income per share — diluted:	$0.03	$0.07	(57)%	$0.08	$0.16	(50)%
Net cash provided by operating activities	$34,129	$42,586	(20)%	178,197	135,639	31%
Non-GAAP Financial Measures
Non-GAAP net income	$31,102	$32,598	(5)%	$114,249	$99,451	15%
Non-GAAP net income per share — basic:	$0.18	$0.19	(5)%	$0.64	$0.55	16%
Non-GAAP net income per share — diluted:	$0.17	$0.19	(11)%	$0.62	$0.54	15%
Adjusted EBITDA	$49,894	$44,204	13%	$172,193	$148,114	16%
Adjusted EBITDA margin	26%	27%	(4)%	23%	22%	5%
Free cash flow	$27,995	$35,879	(22)%	$147,920	$99,943	48%
Key Business Metrics
Transaction units	239	241	(1)%	1,117	1,123	(1)%
Business formations	112	96	17%	500	482	4%
Average order value (AOV)	$248	$220	13%	$236	$219	8%
Subscription units at period end	1,939	1,766	10%	1,939	1,766	10%
Average revenue per subscription unit (ARPU) at period end	$266	$263	1%	$266	$263	1%
Certain percentages may not recalculate due to rounding.
Financial Guidance and Outlook
Our guidance for the first quarter ending March 31, 2026 is as follows:
•Revenue is expected to be in the range of $200 million to $203 million, or 10% year-over-year growth at the midpoint. Our outlook assumes continued execution of our growth initiatives.

•Adjusted EBITDA is expected to be in the range of $34 million to $36 million, a 5% year-over-year decrease at the midpoint, reflecting a shift in timing of marketing investments to align with peak business formation seasonality.
Our guidance for the full year ending December 31, 2026 is as follows:
•Revenue is expected to be in the range of $805 million to $825 million, or 8% year-over-year growth at the midpoint. Our outlook reflects continued momentum of our growth initiatives including higher-value customer acquisition and an emphasis on differentiated human-in-the-loop service offerings.
•Adjusted EBITDA is expected to be in the range of $190 million to $200 million, or 13% year-over-year growth at the midpoint, reflecting improved gross margins and disciplined cost management.
Webcast and Conference Call Information
A webcast and conference call to discuss fourth quarter and full year 2025 results is scheduled for today, February 19, 2026, at 4:30 p.m. Eastern time/1:30 p.m. Pacific time. Those interested in participating in the conference call are invited to register Here.
A live audio webcast of the event will be available on the LegalZoom Investor Relations website: https://investors.legalzoom.com. An archived replay of the webcast also will be available shortly after the live event.
Forward-Looking Statements
This press release contains forward-looking statements. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements other than statements of historical facts contained in this press release may be forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “targets,” “projects,” “contemplates,” “believes,” “estimates,” “forecasts,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions. Forward-looking statements contained in this press release include, but are not limited to, statements regarding our quarterly and annual guidance.
The forward-looking statements in this press release are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. Forward-looking statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including but not limited to the following: our dependence on business formations; our dependence on customers expanding the use of our platform, including converting our transactional customers to subscribers and our subscribers renewing their subscriptions with us; the impact of macroeconomic challenges or uncertainty on our business; our ability to sustain our revenue growth rate and remain profitable in the future; our ability to provide high-quality products and services, customer care and customer experience; our ability to continue to innovate and provide a platform that is useful to our customers and that meets our customers’ expectations; the competitive legal solutions market; our dependence on our brand and reputation; our ability to maintain and expand strategic relationships with third parties; our ability to hire and retain top talent and motivate our employees; our ability to effectively integrate Formation Nation, Inc. into our existing operations; risks and costs associated with complex and evolving laws and regulations; our ability to maintain effective in our internal control over financial reporting; and any factors discussed in the section titled “Risk Factors” included in our Quarterly Report on Form 10-Q for the three months ended September 30, 2025 filed with the Securities and Exchange Commission, or SEC, on November 5, 2025, as well as any factors in our subsequent filings with the SEC. The forward-looking statements in this press release are based upon information available to us as of the date of this press release, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.
You should read this press release with the understanding that our actual future results, levels of activity, performance and achievements may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained in this press release, whether as a result of any new information, future events or otherwise.
About Non-GAAP Financial Measures
This press release includes non-GAAP financial measures including Adjusted EBITDA, Adjusted EBITDA margin, Non-GAAP net income, Non-GAAP net income margin, Non-GAAP net income per share and free cash flow. We use these non-GAAP financial measures to better understand and evaluate our core operating performance. We believe that these non-GAAP financial measures provide management and our investors with useful information about our financial performance and liquidity, enhance the overall understanding of our past performance and future prospects and allow for greater transparency with respect to important measures used by our management for financial and operational decision-making. We also believe that these measures provide an additional tool for investors to use in comparing our core financial performance over multiple periods with other companies in our industry. These non-GAAP measures should not be considered in isolation of, or as a substitute or an alternative to, measures prepared and presented in accordance with GAAP.
We define Adjusted EBITDA as net income adjusted to exclude interest expense, interest income, provision for (benefit from) income taxes, depreciation and amortization, other expense (income), net, stock-based compensation and certain non-recurring income and expenses from time to time. We define Adjusted EBITDA margin as Adjusted EBITDA as a percentage of revenue.
Adjusted EBITDA is one of the primary performance measures used by our management and our board of directors to understand and evaluate our financial performance and operating trends, including period-to-period comparisons, preparing and approving our annual budget and operational planning. In assessing our performance, we exclude certain expenses that we believe are not comparable period over period or that we believe are not indicative of our underlying operating performance. There are a number of limitations related to the use of Adjusted EBITDA rather than net income, which include that Adjusted EBITDA:
•may be calculated differently by other companies in our industry, limiting its usefulness as a comparative measure;
•does not reflect our capital expenditures, future requirements for capital expenditures or contractual commitments;
•excludes depreciation and amortization and, although these are non-cash expenses, the assets being depreciated may be replaced in the future;
•does not reflect changes in, or cash requirements for, our working capital needs;
•excludes stock-based compensation expense, which has been, and will continue to be, a significant recurring expense for our business and an important part of our compensation strategy; and
•does not reflect certain expenses that we do not consider representative of our underlying operating performance, but that reduce cash available to us.
We define Non-GAAP net income as net income adjusted to exclude amortization of acquired intangible assets, stock-based compensation expense and certain non-recurring income and expenses from time to time, net of related income tax impacts. We define net income margin as net loss as a percentage of revenue. We define Non-GAAP net income margin as Non-GAAP net income as a percentage of revenue. We define Non-GAAP net income per share attributable to common stockholders as Non-GAAP net income divided by basic and diluted weighted-average common stock.
Free cash flow is a liquidity measure used by management in evaluating the cash generated by our operations after purchases of property and equipment including capitalized internal-use software. We believe free cash flow provides useful information to management and investors about the amount of cash generated by our business that can be used for strategic opportunities, including investing in our business and strengthening our balance sheet, once our business needs and obligations are met. The usefulness of free cash flow as an analytical tool has limitations because it excludes certain items that are settled in cash, does not represent residual cash flow available for discretionary expenses, does not reflect our future contractual commitments, and may be calculated differently by other companies in our industry.

We are not providing a reconciliation for our non-GAAP outlook on a forward-looking basis (including the information under “Financial Outlook” above), as we are unable to provide a meaningful calculation or estimation of reconciling items and the information is not available without unreasonable effort. This is due to the inherent difficulty of forecasting the timing or amount of various items that would impact the most directly comparable forward-looking GAAP financial measure that have not yet occurred, are out of LegalZoom’s control and/or cannot be reasonably predicted. Forward-looking non-GAAP financial measures provided without the most directly comparable GAAP financial measures may vary materially from the corresponding GAAP financial measures.

The tables in this press release contain more details on the GAAP financial measures that are most directly comparable to non-GAAP financial measures and the related reconciliations between these financial measures.
LegalZoom
LegalZoom is a leading online platform for legal services, transforming how individuals and small businesses navigate the legal system. By combining intuitive technology with access to experienced attorneys—whether through our vast independent attorney network or the LegalZoom-owned law firm—we offer the tools and guidance people need to confidently manage everything from business formation and compliance to estate planning and ongoing legal support.
With over two decades of experience and millions of customers served, LegalZoom helps individuals and small businesses navigate legal needs with confidence. For more information, please visit www.legalzoom.com.
Contact
Investor Relations
investor@legalzoom.com

LegalZoom.com, Inc.
Unaudited Condensed Consolidated Balance Sheets
(In thousands, except par values)

	December 31,
	2025	2024
Assets
Current assets:
Cash and cash equivalents	$203,100	$142,064
Accounts receivable, net of allowances of $2,281 and $2,121, respectively	20,589	8,511
Prepaid expenses and other current assets	18,234	17,926
Current assets held for sale	—	22,722
Total current assets	241,923	191,223
Property and equipment, net	58,045	59,788
Goodwill	140,705	63,318
Intangible assets, net	18,152	8,653
Operating lease right-of-use assets	13,414	7,189
Deferred income taxes	31,884	34,696
Available-for-sale debt security (amortized cost of $0 and $848), respectively	—	1,377
Other assets	7,399	7,639
Total assets	$511,522	$373,883
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$27,167	$31,150
Accrued expenses and other current liabilities	83,361	57,928
Deferred revenue	203,653	174,643
Operating lease liabilities	4,338	1,861
Total current liabilities	318,519	265,582
Operating lease liabilities, non-current	10,025	6,018
Deferred revenue	277	381
Other liabilities	10,819	8,645
Total liabilities	339,640	280,626
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value 100,000 shares authorized at December 31, 2025 and 2024, none issued or outstanding at December 31, 2025 and 2024	—	—
Common stock, $0.001 par value; 1,000,000 and 1,000,000 shares authorized; 177,624 and 173,619 shares issued and outstanding at December 31, 2025 and 2024, respectively	179	175
Additional paid-in capital	1,305,936	1,161,538
Accumulated deficit	(1,134,414)	(1,069,317)
Accumulated other comprehensive income	181	861
Total stockholders’ equity	171,882	93,257
Total liabilities and stockholders’ equity	$511,522	$373,883

LegalZoom.com, Inc.
Unaudited Condensed Consolidated Statements of Operations
(In thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Revenue	$190,266	$161,706	$756,043	$681,881
Cost of revenue	61,731	53,385	257,960	240,093
Gross profit	128,535	108,321	498,083	441,788
Operating expenses:
Sales and marketing	62,952	47,514	261,745	207,684
Technology and development	19,499	16,650	81,941	89,584
General and administrative	33,466	31,046	143,758	108,939
Gain on sale of assets held for sale	—	—	(14,337)	—
Total operating expenses	115,917	95,210	473,107	406,207
Income from operations	12,618	13,111	24,976	35,581
Interest expense	(795)	(201)	(1,294)	(446)
Interest income	1,878	1,303	7,569	7,850
Other income, net	290	(1,747)	1,187	98
Income before income taxes	13,991	12,466	32,438	43,083
Provision for (benefit from) income taxes	7,933	(388)	17,011	13,120
Net income	$6,058	$12,854	$15,427	$29,963
Net income per share:
Basic	$0.03	$0.07	$0.09	$0.17
Diluted	$0.03	$0.07	$0.08	$0.16
Weighted-average shares used to compute net income per share:
Basic	177,561	173,239	178,798	180,210
Diluted	182,360	175,393	184,690	182,865

LegalZoom.com, Inc.
Unaudited Condensed Consolidated Statements of Cash Flows
(In thousands)

	Year Ended December 31,
	2025	2024
Cash flows from operating activities
Net income	$15,427	$29,963
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	44,123	34,927
Amortization of debt issuance costs	210	227
Amortization of right-of-use assets	3,287	2,132
Stock-based compensation	113,708	71,510
Gain on sale of assets held for sale	(14,337)	—
Change in fair value of other equity security	(302)	—
Gain on sale of available-for-sale debt security	(758)	—
Deferred income taxes	6,634	(4,552)
Unrealized foreign exchange loss	75	648
Non-cash interest expense	548	—
Other	293	—
Changes in operating assets and liabilities, net of effects of business combinations:
Accounts receivable	(11,802)	3,227
Prepaid expenses and other current assets	(252)	(2,775)
Other assets	926	707
Accounts payable	(3,657)	(817)
Accrued expenses and other liabilities	7,147	(4,156)
Operating lease liabilities	(2,647)	(1,942)
Income tax payable	255	(44)
Deferred revenue	19,319	6,584
Net cash provided by operating activities	178,197	135,639
Cash flows from investing activities
Acquisitions, net of cash acquired	(48,468)	—
Purchase of property and equipment	(30,277)	(35,696)
Proceeds from sale of available-for-sale debt security	1,617	—
Proceeds from sale of assets held for sale	37,051	—
Net cash used in investing activities	(40,077)	(35,696)
Cash flows from financing activities
Repayment of finance lease obligations	(2)	(25)
Payment of debt issuance costs	(841)	—
Repurchase of common stock	(80,532)	(165,014)
Payment of share repurchase excise taxes and repurchase costs	(1,264)	(169)
Shares surrendered for settlement of minimum statutory tax withholding	(40,387)	(20,491)
Proceeds from issuance of stock under employee stock plans	45,770	2,414
Net cash used in financing activities	(77,256)	(183,285)
Effect of exchange rate changes on cash and cash equivalents	172	(313)
Net increase (decrease) in cash and cash equivalents	61,036	(83,655)
Cash and cash equivalents, at beginning of the period	142,064	225,719
Cash and cash equivalents, at end of the period	$203,100	$142,064
Adjusted EBITDA and Adjusted EBITDA Margin
The following table presents a reconciliation of net income to Adjusted EBITDA for each of the periods indicated (unaudited):

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
	(in thousands, except percentages)
Reconciliation of net income to Adjusted EBITDA
Net income	$6,058	$12,854	$15,427	$29,963
Interest expense	795	201	1,294	446
Interest income	(1,878)	(1,303)	(7,569)	(7,850)
Provision for (benefit from) income taxes	7,933	(388)	17,011	13,120
Depreciation and amortization	11,005	9,636	44,123	34,927
Other (income) expense, net	(290)	1,747	(1,187)	(98)
Stock-based compensation	24,945	22,024	113,708	71,510
Acquisition and related expenses(1)	1,326	—	2,869	—
Gain on sale of assets held for sale	—	—	(14,337)	—
Restructuring costs(2)	—	(567)	854	6,096
Adjusted EBITDA	$49,894	$44,204	$172,193	$148,114
Net income margin	3%	8%	2%	4%
Adjusted EBITDA margin	26%	27%	23%	22%
(1)     For 2025, acquisition and related expenses are primarily related to our acquisition of Formation Nation. Additional costs incurred are related to the evaluation and pursuit of strategic transactions.
(2)    For 2025 and 2024, restructuring costs are related to the reduction of our U.S. headcount.
Non-GAAP Net Income, Non-GAAP Net Income Margin and diluted Non-GAAP Net Income Per Share
The following table presents a reconciliation of net income to Non-GAAP net income for each of the periods indicated (unaudited):

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
	(in thousands, except per share amounts)
Reconciliation of Net income to Non-GAAP Net income
Net income	$6,058	$12,854	$15,427	$29,963
Amortization of acquired intangible assets	1,610	1,266	7,801	5,082
Stock-based compensation	24,945	22,024	113,708	71,510
Acquisition-related expenses(1)	1,326	—	2,869	—
Restructuring expenses(2)	—	(567)	854	6,096
Gain on sale of assets held for sale	—	—	(14,337)	—
Income tax effects(3)	(2,837)	(2,979)	(12,073)	(13,200)
Non-GAAP net income	31,102	32,598	114,249	99,451
Net income margin	3%	8%	2%	4%
Non-GAAP net income margin	16%	20%	15%	15%
Net income per share—basic	$0.03	$0.07	$0.09	$0.17
Net income per share— diluted	$0.03	$0.07	$0.08	$0.16
Non-GAAP net income per share—basic	$0.18	$0.19	$0.64	$0.55
Non-GAAP net income per share—diluted	$0.17	$0.19	$0.62	$0.54
Weighted-average shares used to compute net income per share—basic	177,561	173,239	178,798	180,210
Weighted-average shares used to compute net income per share—diluted	182,360	175,393	184,690	182,865
Weighted-average shares used to compute Non-GAAP net income per share—basic	177,561	173,239	178,798	180,210
Weighted-average shares used to compute Non-GAAP net income per share—diluted	182,360	175,393	184,690	182,865
(1)For 2025, acquisition and related expenses are primarily related to our acquisition of Formation Nation. Additional costs incurred are related to the evaluation and pursuit of strategic transactions.
(2)For 2025 and 2024, restructuring costs are related to the reduction of our U.S. headcount.
(3)The estimated income tax effect of the non-GAAP pre-tax adjustments is determined by applying the statutory rate of the originating jurisdiction, if applicable.

The following table shows the computation of basic and diluted Non-GAAP net income per share (unaudited):

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
	(in thousands, except per share amounts)
Non-GAAP net income and Non-GAAP net income per share:
Non-GAAP net income	$31,102	$32,598	$114,249	$99,451
Reconciliation of denominator for net income per share to Non-GAAP net income per share:
Weighted-average shares used to compute net income per share—basic:	177,561	173,239	178,798	180,210
Effect of potentially dilutive securities:
Stock options	86	59	53	754
Restricted stock units	4,690	2,092	5,808	1,893
Employee stock purchase plan	23	3	31	8
Weighted-average common stock used in computing Non-GAAP net income per share—diluted	182,360	175,393	184,690	182,865
Non-GAAP net income per share—basic	$0.18	$0.19	$0.64	$0.55
Non-GAAP net income per share—diluted	$0.17	$0.19	$0.62	$0.54
Free Cash Flow
The following table presents a reconciliation of net cash provided by operating activities to free cash flow (unaudited):

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
	(in thousands)
Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow
Net cash provided by operating activities	34,129	42,586	178,197	135,639
Purchase of property and equipment	(6,134)	(6,707)	(30,277)	(35,696)
Total free cash flow	$27,995	$35,879	$147,920	$99,943